Exhibit 10.1

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT, dated as of July 31, 2017 (this “Security Agreement”), is executed by and among Napo Pharmaceuticals, Inc., a Delaware corporation (“Napo”), Kingdon Capital Management, L.L.C. (“Agent”), as agent for each of the parties set forth on Exhibit A attached hereto (the “Purchasers”), and the Purchasers. This Security Agreement amends and restates that certain Security Agreement, dated December 30, 2016, by and among the Napo, the Agent and the Purchasers (the “Original Security Agreement”).

R E C I T A L S:

A.                                Pursuant to the terms of that certain Amended and Restated Note Purchase Agreement, dated as of March 31, 2017, by and among Napo and the Purchasers (the “Purchase Agreement”), the Purchasers have made certain financial accommodations, as evidenced by Promissory Notes issued from time to time thereunder (collectively, the “Notes”).

B.                                 The Purchasers have required as a condition precedent to a Subsequent Closing occurring immediately prior to the consummation of the Merger (as defined in the Purchase Agreement) that Napo enter into this Security Agreement in order to secure the obligations and performance of Napo under the Purchase Agreement.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, Napo, Agent (on behalf of the Purchasers) and the Purchasers hereby agree as follows:

A G R E E M E N T S:

Section 1                                   DEFINITIONS.

1.1                            Defined Terms.  For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Event of Default” has the meaning set forth in Section 3.

“Obligations” shall mean all obligations, liabilities and agreements of Napo under the Purchase Agreement, this Security Agreement, the Notes and all other documents executed in connection with the foregoing; provided that, for the avoidance of doubt, “Obligations” shall not include any rights related to the equity interests that may be held by Kingdon in connection with the conversion of the Notes.

“Permitted Liens” has the meaning set forth in the Purchase Agreement.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity.

“Purchase Agreement” has the meaning set forth in the Recitals.

“UCC” shall mean the Uniform Commercial Code in effect in the State of Illinois from time to time.

1.2                            Other Terms Defined in UCC.  All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

Section 2                                   SECURITY FOR THE OBLIGATIONS.

2.1                            Security for Obligations.  As security for the payment and performance of the Obligations, Napo does hereby pledge, assign, transfer, deliver and grant to Agent, for the benefit of the Purchasers, a continuing and unconditional security interest in and to all property of Napo, wheresoever located and whether now existing or hereafter arising or acquired, including, without limitation, the property set forth on Exhibit B hereto (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”).

2.2                            Perfection of Security Interest.  Napo authorizes Agent to file all such financing statements and amendments thereto pursuant to the UCC or other notices appropriate under applicable law, as Agent may require, each in form satisfactory to Agent.  Such financing statements and amendments may contain a description of the Collateral as set forth herein or in any generic manner and may describe the Collateral as “all assets” or words of similar effect.  Napo also shall pay all filing or recording costs with respect thereto, and all costs of filing or recording this Security Agreement or any other agreement or document executed and delivered in connection herewith (including the cost of all federal, state or local mortgage, documentary, stamp or other taxes), in each case, in all public offices where filing or recording is deemed by Agent to be necessary or desirable.  Napo authorizes Agent to take all other action which Agent may deem necessary or desirable to perfect or otherwise protect the liens created hereunder and to obtain the benefits of this Security Agreement.

2.3                            Collateral Dispositions.  Except for dispositions in the ordinary course of business and Permitted Liens, Napo shall not sell, assign, transfer, charge, pledge or encumber in any manner any part of the Collateral or suffer to exist any lien on the Collateral.

2.4                            Further Assurances.  Napo agrees that if this Security Agreement shall, in the reasonable opinion of the Agent, at any time be deemed by the Agent, for any reason, insufficient in whole or in part to carry out the true intent and spirit hereof, it shall, at its expense, execute or cause to be executed such other documents and instruments, take all further action or deliver or cause to be delivered such further assurances as in the reasonable opinion of the Agent may be required in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral and to more effectively accomplish the purposes of this Security Agreement.

2.5                            Title; Liens and Encumbrances.  Napo represents and warrants that it is the record and beneficial owner of, and has good and marketable title to, the Collateral pledged by it hereunder, free of all liens other than Permitted Liens.  Napo represents and warrants that, upon the filing of appropriately completed UCC-1 financing statements with the Secretary of State of the State of Delaware naming Napo as debtor and Agent as secured party, the Agent will a valid and perfected first priority security interest in the Collateral to the extent a security interest can be perfected therein by the filing of such UCC-1 financing statement.

Section 3                                   REMEDIES.

Upon the occurrence of an “Event of Default” under the Purchase Agreement or the Notes (any such unremedied default, an “Event of Default”), Agent, at the direction of the Required Purchasers, shall have all rights, powers and remedies set forth in the Purchase Agreement, the Notes, this Security Agreement or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Napo hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Agent’s rights hereunder, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein to the contrary.  Agent shall only exercise any such rights if directed to do so in writing by the Required Purchasers.

In the event of the occurrence and continuation of any Event of Default:  (i) Agent may exercise exclusive control over the Collateral; (ii) Agent shall have the right, with or without (to the extent permitted by applicable law) notice to Napo, as to any or all of the Collateral, by any available judicial procedure or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and generally to exercise any and all rights afforded to a secured party under the UCC or other applicable law; (iii) Agent shall have the right to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Agent in its sole discretion may deem advisable; (iv) at Agent’s request, Napo shall assemble the Collateral and make it available to Agent at places which Agent shall select, whether at Napo’s premises or elsewhere, and make available to Agent, without rent, all of Napo’s premises and facilities for the purpose of Agent’s taking possession of, removing or putting the Collateral in saleable or disposable form; (v) Agent shall have the right to receive any and all cash interest, dividends, distributions, payments or other proceeds paid in respect of the Collateral and make application thereof to the Obligations in such order as Agent may determine; and (vi) any or all of the Collateral may be registered in the name of Agent or its nominee and they may thereafter exercise (x) all voting, corporate and other rights pertaining to such Collateral and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all securities or securities entitlements upon any merger, consolidation, reorganization, recapitalization or other fundamental change, or upon the exercise of Napo or Agent of any right, privilege or option pertaining to such securities or securities entitlements, and in connection therewith, the right to deposit and deliver any and all of the securities or securities entitlements with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without liability except to account for property actually received by it, but Agent shall have no duty to Napo to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

Any such sale, lease or other disposition of Collateral may be made without demand for performance or any notice of advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition, Napo agrees that the sending of ten (10) days’ notice to Napo of the place and time of any public sale or of the time at which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof.  Notwithstanding the foregoing, if any of the Collateral may be materially diminished in value during such ten-day period, Agent shall provide Napo with such shorter notice as it deems reasonable under the circumstances.

The proceeds of any such sale, lease or other disposition of the Collateral shall be applied first to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the attorneys’ fees and legal expenses incurred by Agent, and then to satisfaction of the Obligations (in any order as Agent may decide in its sole discretion), and to the payment of any other amounts required by applicable law.  If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Agent is legally entitled, Napo will be liable for the deficiency, together with interest thereon, at the rate prescribed in the agreements giving rise to the Obligations, and the reasonable fees of any attorneys employed by Agent to collect such deficiency.  To the extent permitted by applicable law, Napo waive all claims, damages and demands against Agent arising out of the repossession, removal, retention or sale of the Collateral.

Section 4                                   POWER OF ATTORNEY.

Napo hereby appoints Agent, its attorney-in-fact to prepare, sign and file or record, for Napo in Napo’s name, any financing statements, applications for registration and like papers and to take any other action reasonably deemed by Agent necessary in order to perfect the security interest of the Agent hereunder and to dispose of any Collateral pursuant to the terms hereof, at Napo’s expense, but without obligation to do so.

Section 5                                   APPOINTMENT AND AUTHORIZATION OF THE AGENT.

5.1                            Appointment of Agent.  Subject to the terms and conditions of Sections 5.2 and 5.3 below, each Purchaser hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Security Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Security Agreement, together with such powers as are reasonably incidental thereto, in each case, so long as such actions have been requested by the Required Purchasers.

5.2                            Exercise of Remedies.  Upon the occurrence of an Event of Default, the Agent shall send a request to the Purchasers seeking an instruction with respect to any action and/or the exercise of any remedy under Section 3 of this Security Agreement.  The Agent shall then take only such actions and exercise only such remedies as are specifically directed in one or more written instructions delivered to the Agent and signed by the Required Purchasers.

Notwithstanding the foregoing, in the event that the Agent shall determine in good faith that taking the actions specified in any such written instruction is contrary to law, it may refrain (and shall be fully protected in so refraining) from taking such action and shall immediately give notice of such fact to each of the Purchasers.

5.3                            Waiver of Remedies; Release of Collateral.  Notwithstanding anything contained herein to the contrary, the Agent shall not waive any remedy or release any Collateral under this Security Agreement without the prior written consent and instruction of the Required Purchasers.

Section 6                                   MISCELLANEOUS.

6.1                            Amendments; Waivers.  No delay on the part of Agent in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Agent of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.  No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement shall in any event be effective unless the same shall be in writing and acknowledged by Agent, the Required Purchasers and Napo, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Notwithstanding the foregoing, parties that hold Notes shall be entitled to join this Security Agreement upon execution of a counterpart signature page to this Security Agreement, and upon such execution such parties shall be deemed to be “Purchasers” for all purposes hereof.

6.2                            Other Security.  To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then Agent shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of Agent’s rights and remedies hereunder.

6.3                            Rights Cumulative.  Any single or partial exercise of any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  All of Agent’s rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently.

6.4                            Limitation on Agent’s Duty in Respect of Collateral.  Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that Agent shall use reasonable care with respect to the Collateral in its possession or under its control.

6.5                            FORUM SELECTION AND CONSENT TO JURISDICTION.  THE PURCHASERS, AGENT AND NAPO AGREE THAT ALL ACTIONS TO ENFORCE THIS SECURITY AGREEMENT AND ALL DISPUTES AMONG OR BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG OR BETWEEN THEM IN CONNECTION WITH THIS SECURITY AGREEMENT AND THE OTHER

TRANSACTION DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY A COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE, AND NAPO, AGENT AND THE PURCHASERS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF SUCH COURT.

6.6                            WAIVERS OF NAPO, AGENT AND THE PURCHASERS. NAPO, AGENT AND THE PURCHASERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO NAPO AT THEIR ADDRESS SET FORTH IN SECTION 6.13 OF THIS SECURITY AGREEMENT OR TO AGENT OR ANY PURCHASER AT THE ADDRESS SET FORTH IN SECTION 6.13 OF THIS SECURITY AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. NAPO, AGENT AND THE PURCHASERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE IN NEW CASTLE COUNTY, DELAWARE IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION TO ENFORCE THIS SECURITY AGREEMENT OR BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. NAPO, AGENT AND THE PURCHASERS AGREE THAT NEW CASTLE COUNTY, DELAWARE IS A REASONABLY CONVENIENT FORUM TO RESOLVE ANY DISPUTE BETWEEN NAPO AND THE PURCHASERS. NAPO, AGENT AND THE PURCHASERS EACH REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.  NOTHING IN THIS SECTION 6.6 SHALL AFFECT THE RIGHT OF NAPO, AGENT OR THE PURCHASERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

6.7                            Successors.  This Security Agreement shall be binding upon the Purchasers, Agent and Napo and their respective legal representatives and successors.  All references herein to Napo shall be deemed to include any successors, whether immediate or remote.

6.8                            Binding Effect.  This Security Agreement shall become effective upon execution by Napo.  If this Security Agreement is not dated or contains any blanks when executed by Napo, Agent is hereby authorized, without notice to Napo, to date this Security Agreement as of the date when it was executed by Napo, and to complete any such blanks according to the terms upon which this Security Agreement is executed.

6.9                            Governing Law.  This Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of

Delaware (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

6.10                    Enforceability.  Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.11                    Time of Essence.  Time is of the essence in making payments of all amounts due Agent under this Security Agreement and in the performance and observance by Napo of each covenant, agreement, provision and term of this Security Agreement.

6.12                    Counterparts; Electronic Signatures.  This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement.  Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

6.13                    Notices.  Except as otherwise provided herein, Napo waives all notices and demands in connection with the enforcement of Agent’s rights hereunder.  All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

If to Napo:

Napo Pharmaceuticals, Inc.

201 Mission Street

Suite 2375

San Francisco, CA 94105

Attention: Chief Executive Officer

Telephone: 415-371-8302

Telecopier: 415-371-8311

With a copy to:

Reed Smith LLP.

101 Second Street, Suite 1800

San Francisco, California 94105

Attention: Donald Reinke, Esq.

Telecopy: (415) 391-8269

If to Agent or any Purchaser:

c/o Kingdon Capital Management

152 West 57th Street, 50th floor

New York, NY 10019

Attn: Richard Weinstein

rweinstein@kingdon.com

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.  All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery; (ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier.  No notice to or demand on Napo in any case shall entitle Napo to any other or further notice or demand in similar or other circumstances.

*****

IN WITNESS WHEREOF, Napo, Agent and the Purchasers have executed this Security Agreement as of the date first above written.

NAPO:

NAPO PHARMACEUTICALS, INC.

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: Chief Executive Officer

AGENT:

KINGDON CAPITAL MANAGEMENT, L.L.C.

By:	/s/ William Walsh
Name:	William Walsh
Title:	Chief Financial Officer

PURCHASERS:

KINGDON CREDIT MASTER FUND L.P.		KINGDON OFFSHORE MASTER FUND, L.P.

By: Kingdon Capital Management, L.L.C., in its capacity as agent and investment adviser		By: Kingdon Capital Management, L.L.C., in its capacity as agent and investment adviser

By:	/s/ William Walsh	By:	/s/ William Walsh
Name:	William Walsh	Name:	William Walsh
Title:	Chief Financial Officer	Title:	Chief Financial Officer

KINGDON FAMILY PARTNERSHIP, L.P.

By: Kingdon Capital Management, L.L.C., in its capacity as agent and investment adviser

By:	/s/ William Walsh
Name:	William Walsh
Title:	Chief Financial Officer

Signature Page to Amended and Restated Security Agreement

EXHIBIT A

Purchasers

Kingdon Family Partnership, L.P.

M. Kingdon Offshore Master Fund, L.P.

Kingdon Credit Master Fund L.P.

EXHIBIT B

Description of Collateral

The Collateral shall include all of Napo’s right, title and interest, whether now existing or hereafter arising or acquired, in and to any and all of the following items of personal property of Napo:

(a)                               Accounts, including Health-Care-Insurance Receivables.

(b)                              Certificated Securities.

(c)                               Chattel Paper.

(d)                             All of Napo’s rights (including rights as licensee and lessee) with respect to (A) computer and other electronic data processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related  computer hardware; (B) all Software, and all software programs designed for use on the computers and electronic data processing hardware described in clause (A) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (C) any firmware associated with any of the foregoing; and (D) any documentation for hardware, Software and firmware described in clauses (A), (B), and (C) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes (the “Computer Hardware and Software”) and all rights with respect to the Computer Hardware and Software, including any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing.

(e)                               Any right of Napo to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

(f)                                Deposit Accounts.

(g)                              Documents.

(h)                              Equipment.

(i)                                  Financial Assets.

(j)                                  General Intangibles, including Payment Intangibles and Software.

(k)                              Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor.

(l)                                  Instruments.

(m)                          All past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patenable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing (the “Intellectual Property”).

(n)                              Inventory.

(o)                              Investment Property.

(p)                              Money (of every jurisdiction whatsoever).

(q)                              Letter-of-Credit Rights.

(r)                                 Payment Intangibles.

(s)                                Security Entitlements.

(t)                                 Software.

(u)                              Uncertificated Securities.

(v)                              Any commercial tort claim and as set forth on Schedule 1 hereto.

To the extent not included in the foregoing, all other personal property of any kind or description; together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

Notwithstanding anything herein to the contrary, the term “Collateral” shall not include the following (collectively, the “Excluded Property”): (a) in the case of a foreign subsidiary of the Napo, more than 65% of the issued and outstanding voting equity interests of such foreign subsidiary; (b) any lease, license, contract, property rights or agreement (or any real property or equipment that is subject to any capital lease between Napo and a third party) to which Napo is a party or any of Napo’s rights or interests thereunder (or with respect to such equipment), in any case if and for so long as and to the extent that the grant of such security interest or lien shall constitute or result in (A) the abandonment, invalidation or unenforceability of any material right, title or interest of Napo therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such breach, termination or default would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that such security interest or lien (x) shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied, (y) to the extent severable, shall attach immediately to any term of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (A) or (B) above and (z) shall attach immediately to any such lease, license, contract, property rights or agreement to which the account debtor or the Napo’s counterparty has consented to such attachment; and (c) the Excluded Accounts.  As used herein, “Excluded Accounts” means any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments for the benefit of Napo’s salaried employees or for taxes.  Notwithstanding anything herein to the contrary, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property). To the extent that property constitutes “Excluded Property” due to the failure of Napo to obtain the consent of any Person, at Agent’s request Napo shall use its commercially reasonable efforts to obtain such consent, and, upon obtaining such consent, such property shall cease to constitute “Excluded Property.”  Napo represents and warrants that, as of the date hereof, the Excluded Property does not constitute a material portion of Napo’s assets.

Schedule 1 to Exhibit B

Commercial Tort Claims

None.